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                                                                       EXHIBIT 2

                                                         September 23, 1998

MONY Life Insurance Company of America
1740 Broadway
New York, New York 10019

Gentlemen:

     In my capacity as Vice President and Deputy General Counsel of The Mutual Life Insurance Company of New York, I have supervised the preparation and review
of the Registration Statement on Form S-6 (Registration No. 333-      ) filed by
MONY Life Insurance Company of America ("MONY America") with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of last survivor flexible premium variable life insurance policies ("Policies") to be issued by MONY America, the premium payments for which may be allocated by purchasers of the Policies to MONY America Variable Account L ("Account"), I am familiar with the establishment of the Account by the Board of Directors of MONY America on February 19, 1985 as a separate account under the laws of the State of Arizona.

     My opinion is as follows:

          1. MONY America has been duly organized under the laws of the State of Arizona, is a validly existing corporation, and has been duly authorized to issue the Policies.

          2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of Arizona law.

          3. The portion of the assets to be held in the Account equal to the reserve and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business MONY America may conduct.

          4. The Policies, when issued as contemplated by the Registration Statement, will be legal, validly issued, and binding obligations of MONY America in accordance with their terms.

     In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to it under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                               Very truly yours,

                                          /s/ Edward P. Bank
                                          Edward P. Bank
                                          Vice President and Deputy General
                                          Counsel